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                                                                      Exhibit 21

                          FEDERAL EXPRESS CORPORATION
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                                                                  JURISDICTION OF
                                                                  ORGANIZATION OR
                                                                    REGISTRATION             STATUS
                                                                 -----------------           ------
  I.  Federal Express Aviation Services, Incorporated                 Delaware               Active

      A.  Federal Express Aviation Services International, Ltd.       Delaware               Active

 II.  Federal Express Canada Ltd.                                     Canada                 Active

III.  Federal Express International, Inc.                             Delaware               Active

      A.  Dencom Investments Limited                                  Northern Ireland       Inactive

          1.  Dencom Freight Holdings Limited                         Northern Ireland       Inactive

              a.  Federal Express (N.I.) Limited                      Northern Ireland       Inactive

              b.  Fedex (Ireland) Limited                             Ireland                Inactive

              c.  F.E.D.S. (Ireland) Limited                          Ireland                Inactive

      B.  Federal Express (Australia) PTY Ltd.                        Australia              Active

      C.  Federal Express Europe, Inc.                                Delaware               Active

          1.  Federal Express Europe, Inc. & Co., V.O.F/S.N.C.        Belgium                Active

          2.  Federal Express European Services, Inc.                 Delaware               Active

          3.  PIK Holdings Limited                                    United Kingdom         Active

      D.  Federal Express Europlex, Inc.                              Delaware               Liquidation

      E.  Federal Express Holdings, S.A.                              Delaware               Active

          1.  Federal Express (Antigua) Limited                       Antigua                Active

          2.  Federal Express (Antilles Francaises) S.A.R.L.          French West Indies     Active

          3.  Federal Express (Barbados) Limited                      Barbados               Active

          4.  Federal Express (Bermuda) Limited                       Bermuda                Active

          5.  Federal Express Cayman Limited                          Cayman Islands         Active

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                                                               JURISDICTION OF
                                                               ORGANIZATION OR
                                                                REGISTRATION                    STATUS
                                                              -----------------                --------
          6.  Federal Express (Dominicana) S.A.                 Dominican Republic              Active

              a.  Inversiones Geminis, S.A.                     Dominican Republic              Active

              b.  Inversiones Piscis, S.A.                      Dominican Republic              Active

              c.  Inversiones Sagitario, S.A.                   Dominican Republic              Active

          7.  Federal Express Entregas Rapidas, Ltd.            Brazil                          Inactive

          8.  Federal Express (Grenada) Limited                 Grenada                         Active

          9.  Federal Express (Haiti) S.A.                      Haiti                           Inactive

         10.  Federal Express Holdings y Compania (Mexico)
              S.N.C. de C.V.                                    Mexico                          Active

         11.  Federal Express (Jamaica) Limited                 Jamaica                         Active

         12.  Federal Express (St. Kitts) Limited               St. Kitts                       Active

         13.  Federal Express (St. Lucia) Limited               St. Lucia                       Active

         14.  Federal Express (St. Maarten) N.V.                Netherland Antilles             Active

              a.  Federal Express (Aruba) N.V.                  Netherland Antilles             Active

         15.  Federal Express (Turks & Caicos) Limited          Turks & Caicos Islands          Active

         16.  Federal Express Virgin Islands, Inc.              U.S. Virgin Islands             Active

         17.  FedEx (Bahamas) Limited                           Bahamas                         Active

     F.  Federal Express (Hong Kong) Limited                    Hong Kong                       Liquidation

     G.  Federal Express International (France) SNC             France                          Active

     H.  Federal Express International Y Compania               Mexico                          Active
         S.N.C. de C.V.

     I.  Federal Express Italy Inc.                             Delaware                        Inactive

         1.  Federal Express Italia SpA                         Italy                           Liquidation

     J.  Federal Express (Japan) K.K.                           Japan                           Active

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


                                                                           JURISDICTION OF
                                                                           ORGANIZATION OR
                                                                            REGISTRATION              STATUS
                                                                          ----------------          -----------
      K.  Federal Express Limited                                         United Kingdom             Liquidation

          1.  Federal Express Finance P.L.C.                              United Kingdom             Inactive

          2.  Federal Express International Limited                       United Kingdom             Inactive

          3.  Federal Express Parcel Services Limited                     United Kingdom             Inactive

          4.  Federal Express (U.K.) Limited                              United Kingdom             Active

              a.  Federal Express (U.K.) Pension Trustees Ltd.            United  Kingdom            Active

          5.  Winchmore Developments Ltd.                                 United Kingdom             Inactive

              a.  Concorde Advertising Limited                            United Kingdom             Inactive

      L.  Federal Express Luxembourg, Inc.                                Delaware                   Active

      M.  Federal Express Pacific, Inc.                                   Delaware                   Active

          1.  Federal Express Services (M) Sdn. Bhd.                      Malaysia                   Active

          2.  The Flying Tiger Line, Limited                              Hong Kong                  Inactive

          3.  Udara Express Courier Services Sdn. Bhd.                    Malaysia                   Active

      N.  Federal Express (Singapore) PTE, LTD.                           Singapore                  Active

      O.  Federal Express (Thailand) Limited                              Thailand                   Inactive

      P.  Fedex (N. I.) Limited                                           Northern Ireland           Inactive

  IV. Federal Express Leasing Corporation                                 Delaware                   Active

   V. Federal Express Logistics, Inc.                                     Delaware                   Inactive

  VI. Federal Express Redevelopment Corporation                           Missouri                   Inactive

 VII. FEDEX Aeronautics Corporation                                       Delaware                   Active

VIII. Fedex Customs Brokerage Corporation                                 Delaware                   Inactive

  IX. Fedex Foreign Sales Corporation                                     U. S. Virgin Islands       Active

   X. Fedex International Transmission Corporation                        Delaware                   Active

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                                                                    JURISDICTION OF
                                                                    ORGANIZATION OR
                                                                     REGISTRATION            STATUS
                                                                  ------------------        --------

  XI. Fedex Partners, Inc.                                          Delaware               Active

 XII. Flying Tigers Limited                                         New Zealand            Inactive

XIII. The Flying Tiger Line (NZ) Limited                            New Zealand            Inactive

 XIV. Tiger International Insurance Ltd.                            Cayman Islands         Active

  XV. Tiger Trading Company                                         Delaware               Inactive

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